EXHIBIT 21
                                   ----------
                         SUBSIDIARIES OF THE REGISTRANT


                           Prior to February 19, 1996
                           --------------------------
                         Bell Petroleum Services, Inc.
                             a Texas Corporation



                           Regal Rubber Products, Inc.
                               a Texas Corporation





                             After February 19, 1996
                             -----------------------
                              Acewin Profits Limited
                          a British Virgin Islands Company



                          China Machine (Holdings) Limited
                              a Hong Kong Corporation



                   Wuxi CSI Vibration Isolator Co., Ltd. (55%)
                            a Sino-foreign joint venture